Exhibit 99.B(d)(29)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wellington Management Company, LLP

Dated March 30, 2009, as amended September 29, 2009

SEI Institutional International Trust

International Equity Fund

International Fixed Income Fund

Agreed and Accepted:

SEI Investments Management Corporation		Wellington Management Company, LLP

By:	/s/ David F. McCann	By:	/s/ Nancy T. Lukitsh

Name:	David F. McCann	Name:	Nancy T. Lukitsh

Title:	Vice President	Title:	Senior Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wellington Management Company, LLP

Dated March 30, 2009, as amended September 29, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

International Equity Fund	x.xx	%

International Fixed Income Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation		Wellington Management Company, LLP

By:	/s/ David F. McCann	By:	/s/ Nancy T. Lukitsh

Name:	David F. McCann	Name:	Nancy T. Lukitsh

Title:	Vice President	Title:	Senior Vice President